As filed with the Securities and Exchange Commission on June 26,
1998.
                                       Registration No. 333-_____



               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                    MAIN STREET BANCORP, INC.
     (Exact name of registrant as specified in its charter)

      Pennsylvania                      23-2960905
(State of Incorporation)    (I.R.S. Employer Identification No.)

         601 Penn Street, Reading, PA            19601
       (Address of Principal Executive Offices) (Zip Code)

        Main Street Bancorp, Inc. 1988 Stock Option Plan
                    (Full title of the Plan)

Nelson R. Oswald, Chairman         Jeffrey P. Waldron, Esquire
and Chief Executive Officer        Stevens & Lee
Main Street Bancorp, Inc.          One Glenhardie Corporate
601 Penn Street                      Center
Reading, Pennsylvania 19601        1275 Drummers Lane
(610) 685-1400                     Wayne, Pennsylvania 19087
                                   (610) 293-4961
 (Names, addresses and telephone numbers of agents for service)

                 CALCULATION OF REGISTRATION FEE

                                                     Proposed      Proposed
                                                     Maximum        Maximum
    Title of                           Offering      Aggregate     Amount of
   Securities        Amount to be        Price       Offering     Registration
to be Registered     Registered(1)    Per Unit(2)      Price           Fee
Common Stock         24,806 shares      $26.125      $648,056.75    $197
 $1.00 par value
 per share


(1) Based upon the maximum number of shares of the Registrant's common stock issuable under the Main Street Bancorp, Inc.
     1988 Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457, on the basis of the closing price of the Registrant's common stock as reported on the Stock Market on June 23, 1998.

                                      Total Number of Pages:  13
                                      Exhibit Index on Page:  10

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

     (a) Registrant's Current Report on Form 8-K dated May 15, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as amended on Form 8-K/A on June 25, 1998.

     (b)  All other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Exchange Act since
          April 29, 1998.

     (c) The description of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 30, 1998, and as amended on Form 8-A/A on May 8, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's
<PAGE 1> liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and
(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of the Registrant provide for
(1) indemnification of directors, officers, employees and agents of the Registrant and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          4.1 Articles of Incorporation of Main Street Bancorp, Inc., as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement
               No. 333-44697 on Form S-4 of the Registrant.

          4.2 Bylaws of Main Street Bancorp, Inc. incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-44697 on Form S-4 of the Registrant.

          5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

          23.1 Consent of Beard & Company, Inc., independent auditors.

          24.  Power of Attorney (included on signature page).

          99.1 Main Street Bancorp, Inc. 1988 Stock Option Plan incorporated herein by reference to Exhibit 10.6 to registration statement 33-76748 on Form SB-2 of a predecessor of the registrant.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.
  <PAGE 2>
               (2)  That, for the purpose of determining
liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

               (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

               Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 if under the Securities Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
  <PAGE 3>
          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on this 23rd day of June, 1998.

                              MAIN STREET BANCORP, INC.


                              By:/s/ Nelson R. Oswald
                                   Nelson R. Oswald, Chairman
                                   and Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nelson R. Oswald, Allen E. Kiefer, and Jeffrey P. Waldron, Esquires and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                Date

/s/ Nelson R. Oswald         Chairman and Chief     June 23, 1998
Nelson R. Oswald             Executive Officer
                             (Principal Executive
                             Officer)

/s/ Allen E. Kiefer          President, Chief       June 23, 1998
Allen E. Kiefer              Operating Officer
                             and Director

/s/ Robert D. McHugh, Jr.   Executive Vice          June 23, 1998
Robert D. McHugh, Jr.       President and Chief
                            Financial Officer  <PAGE 5>
                            (Principal Financial
                            Officer)

/s/ Donna A. Rickert        Senior Vice President, June 23, 1998
Donna L. Rickert            Chief Accounting Officer,
                            Controller (Principal
                            Accounting Officer)

/s/ Richard D. Biever       Director                June 23, 1998
Richard D. Biever

/s/ Edward J. Edwards       Director                June 23, 1998
Edward J. Edwards

/s/Richard T. Fenstermacher Director                June 23, 1998
Richard T. Fenstermacher

/s/ Ivan H. Gordon          Director                June 23, 1998
Ivan H. Gordon

/s/ Jeffrey W. Hayes        Director                June 23, 1998
Jeffrey W. Hayes

/s/ Alfred B. Mast          Director                June 23, 1998
Alfred B. Mast

/s/ Frederick A. Gosch      Director                June 23, 1998
Frederick A. Gosch

                            Director                June 23, 1998
Wesley R. Pace

/s/ Floyd S. Weber          Director                June 23, 1998
Floyd S. Weber

/s/ Joseph Schlitzer        Director                June 23, 1998
Joseph Schlitzer

/s/ Albert L. Evans, Jr.    Director                June 23, 1998
Albert L. Evans, Jr.

                          EXHIBIT INDEX

Exhibits                                          Page Number in
                                                  Manually Signed
                                                     Original


4.1  Articles of Incorporation of Main Street
     Bancorp, Inc. incorporated herein by
     reference to Exhibit 3.1 of the Registration
     Statement No. 333-44697 on Form S-4 of the
     Registrant.

4.2  Bylaws of Main Street Bancorp, Inc.
     incorporated herein by reference to
     Exhibit 3.2 of the Registration Statement
     No. 333-44697 on Form S-4 of the Registrant.

5.1  Opinion of Stevens & Lee re:  legality of         11
     common stock being registered.

23.1 Consent of Beard & Company, Inc., independent     13
     auditors.

24. Power of Attorney (included on signature page).

99.1 Main Street Bancorp, Inc. 1988 Stock
     Option Plan incorporated herein by reference to Exhibit 10.6 to registration statement
     33-76748 on Form SB-2 of a predecessor of the Registrant. <PAGE 7>